UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 9.     REGULATION FD DISCLOSURE*

     On August 2, 2004, Salem Communications Corporation issued a press release regarding the results of operations for the quarter ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 12.     RESULTS OF OPEARATIONS AND FINANCIAL CONDITION*

     On August 2, 2004, Salem Communications Corporation issued a press release regarding the results of operations for the quarter ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     * The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: August 2, 2004
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES STRONG SECOND QUARTER 2004 RESULTS

Second Quarter Same Station Revenue and Same Station Operating Income
Increase 9.4% and 23.4%, Respectively

CAMARILLO, CA August 2, 2004 — Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family themes programming, announced today results for the second quarter ended June 30, 2004.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Our second quarter 2004 net broadcasting revenue and station operating income growth of 10.1% and 18.9%, respectively, will, once again, significantly exceed the performance of the overall radio industry. This strong performance is fueled by our start-up and developing stations. In particular, our contemporary Christian music stations achieved an increase of 20.8% in net broadcasting revenue and an increase of 54.3% in station operating income. At the same time, we have continued to post improved operating leverage across our portfolio, as evidenced by a three basis point gain in our station operating income margins during the quarter.”

Mr. Atsinger continued, “During the quarter, we also successfully completed a follow-on equity offering of 2.3 million new shares at a price of $30 per share. This offering achieved several goals for Salem, including strengthening our balance sheet by allowing us to pay down $55.6 million of 9.0% senior subordinated notes. By improving our leverage ratios, we have created additional acquisition capacity that will allow us to take advantage of attractive and strategic acquisition opportunities.”

Second Quarter 2004 Results

For the quarter ended June 30, 2004, net broadcasting revenue increased 10.1% to $47.8 million from $43.4 million for the same period last year. The company reported operating income of $11.9 million for the quarter, compared with operating income of $8.9 million for the comparable period in 2003. The company reported a net loss of $0.2 million for the quarter, or $0.01 loss per diluted share, compared with net income of $1.8 million, or $0.08 per diluted share, for the same period last year. The net loss for the second quarter of 2004 includes a loss (net of income tax benefit) of $4.0 million, or $0.16 loss per share, from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011, and a loss (net of income tax benefit) of $0.3 million from discontinued operations. Station operating income increased 18.9% to $18.9 million for the second quarter of 2004 from $15.9 million in the corresponding period last year. Station operating income margin increased to 39.6% in the second quarter of 2004 from 36.7% in the second quarter of 2003.

On a same station basis, net broadcasting revenue increased 9.4% to $46.7 million and station operating income increased 23.4% to $19.1 million for the second quarter of 2004 as compared to the second quarter of 2003. Same station results have been favorably impacted by net broadcasting revenue and station operating income growth from the company’s contemporary Christian music radio stations.

EBITDA decreased to $8.4 million in the second quarter of 2004 from $11.9 million in the second quarter of 2003. EBITDA for the second quarter of 2004 includes a loss of $6.6 million from the early retirement of $55.6 million of the company's 9.0% senior subordinated notes due 2011, and a loss (net of income tax benefit) of $0.3 million from discontinued operations. Excluding these items, Adjusted EBITDA increased 28.2% to $15.3 million for the second quarter of 2004 from $11.9 million in the corresponding 2003 period.

Per share numbers for the second quarter results are calculated based on 25,412,122 weighted average diluted shares for the quarter ended June 30, 2004, and 23,573,321 diluted weighted average shares for the comparable 2003 period.

Year to Date 2004 Results

For the six months ended June 30, 2004, net broadcasting revenue increased 10.7% to $91.0 million from $82.1 million for the same period last year. The company reported operating income of $19.9 million for the first six months of 2004, compared with operating income of $12.1 million for the same period last year.

The company reported net income of $1.1 million, or $0.04 per diluted share, compared with a net loss of $4.2 million, or $0.18 loss per diluted share, for the same period last year. The net income for the first six months of 2004 includes a loss (net of income tax benefit) of $4.0 million, or $0.16 loss per share, from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011, and a loss (net of income tax benefit) of $0.3 million from discontinued operations. The net loss for the first six months of 2003 includes a loss (net of income tax benefit) of $4.0 million, or $0.17 loss per share, from the early retirement of $100 million of the company’s 9.5% senior subordinated notes due 2007, and $2.2 million for costs associated with a denied tower site and license upgrade.

Station operating income for the six months ended June 30, 2004, increased 22.1% to $34.5 million from $28.3 million in the corresponding 2003 period. Station operating income margin increased to 38.0% for the first six months of 2004, from 34.4% in the same period in 2003.

EBITDA increased to $19.1 million in the first six months of 2004 from $11.6 million in the corresponding 2003 period. EBITDA for the first six months of 2004 includes a loss of $6.6 million from the early retirement of $55.6 million of the company's 9.0% senior subordinated notes due 2011, and a loss (net of income tax benefit) of $0.3 million from discontinued operations. EBITDA for the first six months of 2003 includes a loss of $6.4 million from the early retirement of $100 million of the company's 9.5% senior subordinated notes due 2007, and $2.2 million for costs associated with a denied tower site and license upgrade. Excluding these items, Adjusted EBITDA increased 28.7% to $26.0 million for the first six months of 2004 from $20.2 million in the corresponding 2003 period.

For the six months ended June 30, 2004, same station net broadcasting revenue and station operating income increased 9.7% and 25.2%, respectively, as compared to the same period in 2003. Per share numbers for the year to date results are calculated based on 24,545,123 weighted average diluted shares for the six months ended June 30, 2004, and 23,484,817 diluted weighted average shares for the comparable 2003 period.

Station Operating Income (“SOI”) Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon second quarter performance. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended June 30, 2003
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	14	$11.5	$7.1	61.5%
30 to 49%	23	17.1	7.4	43.6%
0 to 29%	36	9.8	1.8	18.1%
Less than 0%	12	1.6	(0.3)	(13.0%	)

Subtotal	85	40.0	16.0	40.2%
Other	—	3.4	(0.1)	(5.1%	)

Total	85	$43.4	$15.9	36.7%

Three Months Ended June 30, 2004
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	19	$21.6	$12.8	59.6%
30 to 49%	32	13.3	5.3	39.7%
0 to 29%	27	7.6	1.4	18.8%
Less than 0%	16	1.6	(0.2)	(16.7%	)

Subtotal	94	44.1	19.3	43.9%
Other	–	3.7	(0.4)	(11.1%	)

Total	94	$47.8	$18.9	39.6%

Third Quarter 2004 Outlook

For the third quarter of 2004, Salem is projecting net broadcasting revenue between $46.0 million and $46.5 million. Net income for the third quarter of 2004 is projected to be between $0.10 per diluted share and $0.12 per diluted share. Salem is projecting station operating income between $16.5 million and $17.0 million for the third quarter of 2004.

Third quarter 2004 guidance reflects the following:

  Start up losses associated with recently acquired stations in the Jacksonville, Boston, Atlanta, Cleveland and Honolulu markets as well as the launch of our new national morning program, Bill Bennett’s “Morning in America™”
  Costs associated with the introduction of news/talk programming on our stations in Philadelphia, Dallas, Baltimore and San Francisco;
  Continued growth from Salem’s underdeveloped radio stations particularly our contemporary Christian music radio stations;
  Same station revenue growth of approximately 10% for July 2004;
  Third quarter 2004 same station and overall revenue growth in the high single digits; and
  Third quarter 2004 overall SOI growth in the high single digits and same station SOI growth in the low to mid-teen double digits.

Additionally, for 2004 as a whole, the company expects corporate expenses of approximately $17 million. Salem also expects acquisition and improvement related capital expenditures of approximately $12 million and maintenance capital expenditures of approximately $6 million. Acquisition and improvement related capital expenditures includes the purchase of an office building in Honolulu that will allow the company to eliminate office rent expense in that market.

Balance Sheet

As of June 30, 2004, the company had net debt of $271.5 million and was in compliance with all of its covenants under its credit facility and bond indentures. Salem’s bank leverage ratio was 4.9 as of June 30, 2004 versus a compliance covenant of 7.25. Salem’s bond leverage ratio was 5.1 as of June 30, 2004, versus an incurrence covenant of 7.0.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 9, 2004. This replay can be accessed by dialing 973-341-3080, passcode 4996136 or heard on the company’s website.

Acquisitions

Since March 31, 2004, Salem has announced the following acquisitions:

  WRMR-AM in Cleveland, Ohio, for $10.0 million,
  KPOI-FM and KHUI-FM in Honolulu, Hawaii, for $3.7 million, and
  KIIS-AM in Thousand Oaks, California, for $0.8 million.

Additionally, since March 31, 2004, Salem completed the following acquisitions:

  WGKA-AM (formerly WAFS-AM) in Atlanta, Georgia, for $16.4 million,
  KJPN-AM in Honolulu, Hawaii, for $0.5 million, and
  Christianjobs.com, a faith-based Internet job-search business, for $0.30 million.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on religious and family themes programming. Upon the close of all announced acquisitions, the company will own 99 radio stations, including 61 stations in 23 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk, news and music programming to over 1,600 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a leading publisher of Christian themed magazines.

Media Contacts:
Denise Davis
Director of Communications
Salem Communications
(805) 987-0400 ext. 1081
denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the cost of a denied tower site and license upgrade, the loss on early redemption of long-term debt and the loss from discontinued operations, net of tax. In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance. Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the radio broadcasting industry as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communication industries. Investors and analysts who report on the industry use these measures to provide comparisons between broadcasting groups. Station operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definition of station operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures employed by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2004	2003	2004

	(Unaudited)
Net broadcasting revenue	$43,428	$47,800	$82,134	$90,957
Other media revenue	2,234	2,352	4,155	4,298

Total revenue	45,662	50,152	86,289	95,255
Operating expenses:
Broadcasting operating expenses	27,505	28,875	53,843	56,419
Cost of denied tower site and license upgrade	—	—	2,202	—
Other media operating expenses	2,116	2,030	3,976	4,192
Corporate expenses	4,027	4,247	8,071	8,551
Depreciation and amortization	3,070	3,129	6,095	6,226

Total operating expenses	36,718	38,281	74,187	75,388

Operating income	8,944	11,871	12,102	19,867
Other income (expense):
Interest income	17	93	171	122
Gain on sale of assets	—	405	—	181
Interest expense	(5,600)	(5,366)	(12,236)	(11,036)
Loss on early redemption of long-term debt	–	(6,588)	(6,440)	(6,588)
Other expense, net	(92)	(126)	(161)	(237)

Income (loss) before income taxes and discontinued operations	3,269	289	(6,564)	2,309
Provision (benefit) for income taxes	1,427	117	(2,318)	894

Income (loss) before discontinued operations	1,842	172	(4,246)	1,415
Loss from discontinued operations, net of tax	—	(335)	—	(335)

Net income (loss)	$1,842	$(163)	$(4,246)	$1,080

Basic and diluted income (loss) per share before discontinued operations	$0.08	$0.01	$(0.18)	$0.06
Loss from discontinued operations per share	–	(0.01)	–	(0.01)
Basic and diluted income (loss) per share	$0.08	$(0.01)	$(0.18)	$0.04

Basic weighted average shares outstanding	23,485,522	25,205,348	23,484,817	24,365,727

Diluted weighted average shares outstanding	23,573,321	25,412,122	23,484,817	24,545,123

Other Data:
Station operating income	$15,923	$18,925	$28,921	$34,538
Station operating margin	36.7%	39.6%	34.4%	38.0%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2003	2004

		(Unaudited)
Assets
Cash	$5,620	$12,894
Accounts receivable, net	31,509	30,958
Deferred income taxes	4,754	4,316
Other current assets	4,901	4,136
Property, plant and equipment, net	97,393	101,762
Intangible assets, net	397,131	411,921
Bond issue costs	5,631	3,660
Fair value of interest rate swap	6,045	3,363
Other assets	7,027	6,897

Total assets	$560,011	$579,907

Liabilities and Stockholders' Equity
Current liabilities	$18,955	$18,469
Long-term debt and capital lease obligations	330,046	284,408
Fair value in excess of book value of debt hedged with interest rate swap	6,045	3,363
Deferred income taxes	28,999	28,725
Other liabilities	4,144	4,332
Stockholders' equity	171,822	240,610

Total liabilities and stockholders’ equity	$560,011	$579,907

Salem Communications Corporation
Supplemental Information

					Projected
	Three Months Ended		Six Months Ended		Three Months Ending
	June 30,		June 30,		September 30, 2004
	2003	2004	2003	2004	Low	High

	(Unaudited)
	(in thousands)				(in millions)
Capital expenditures
Acquisition related/income producing	$466	$3,147	$1,411	$5,194
Maintenance	918	1,733	1,698	3,470

Total capital expenditures	$1,384	$4,880	$3,109	$8,664

Tax information
Cash tax expense	$153	$94	$446	$180
Deferred tax expense	1,247	23	(2,764)	714

Provision (benefit) for income taxes	$1,427	$117	$(2,318)	$894

Tax benefit of non-book amortization	$2,762	$2,879	$5,526	$5,739

Reconciliation of Same Station Net Broadcasting Revenue to Total Net Broadcasting Revenue
Net broadcasting revenue-same station	$42,688	$46,685	$81,394	$89,725
Net broadcasting revenue-acquisitions/dispositions/format changes	740	1,115	740	1,682

Total net broadcasting revenue	$43,428	$47,800	$82,134	$90,957

Reconciliation of Same Station Broadcasting Operating Expenses to Total Broadcasting Operating Expenses
Broadcasting operating expenses-same station	$27,230	$27,603	$53,568	$54,446
Broadcasting operating expenses-acquisitions/dispositions/format changes	275	1,272	275	1,973

Total broadcasting operating expenses	$27,205	$28,875	$53,843	$56,419

Reconciliation of Same Station Station Operating Income to Total Station Operating Income
Station operating income-same station	$15,458	$19,082	$27,826	$34,829
Station operating income-acquisitions/dispositions/format changes	465	(157)	465	(291)

Total station operating income	$15,923	$18,925	$28,291	$34,538

Reconciliation of Station Operating Income to Operating Income
Station operating income	$15,923	$18,925	$28,291	$34,538	$16.5	$17.0
Plus:
Other media revenue	2,234	2,352	4,155	4,298	2.2	2.2
Less:
Cost of denied tower site and license upgrade	—	—	(2,202)	—	—	—
Other media operating expenses	(2,116)	(2,030)	(3,976)	(4,192)	(2.0)	(2.0)
Corporate expenses	(4,027)	(4,247)	(8,071)	(8,551)	(4.2)	(4.2)
Depreciation and amortization	(3,070)	(3,129)	(6,095)	(6,226)	(3.3)	(3.3)

Operating income	$8,944	$11,871	$12,102	$19,867	$9.2	$9.7

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$11,922	$15,279	$20,238	$26,037
Less:
Cost of denied tower site and license upgrade	—	—	(2,202)	—
Loss on early redemption of long-term debt	—	(6,588)	(6,440)	(6,588)
Loss from discontinued operations, net of tax	—	(335)	—	(335)

EBITDA	11,922	8,356	11,596	19,114
Plus:
Interest income	17	93	171	122
Less:
Depreciation and amortization	(3,070)	(3,129)	(6,095)	(6,226)
Interest expense	(5,600)	(5,366)	(12,236)	(11,036)
(Provision) benefit for income taxes	(1,427)	(117)	2,318	(894)

Net income (loss)	$1,842	$(163)	$(4,246)	$1,080